Exhibit 4.4

                          AMENDMENT TO RIGHTS AGREEMENT


       This amendment ("Amendment"), dated as of February 18, 1999, between Harley-Davidson, Inc., a Wisconsin corporation (the "Company"), and Firstar Bank, Milwaukee, N.A. (as successor to Firstar Trust Company (formerly known as First Wisconsin Trust Company)), as Rights Agent (the "Rights Agent"), to the Right Agreement, dated as of August 6, 1990, as amended, between the Company and the Rights Agent.

                              W I T N E S S E T H :

       WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, and pursuant to Section 26 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

       WHEREAS, the Company wishes to amend the Rights Agreement to change the Purchase Price (as defined in the Rights Agreement) and to make certain other changes as set forth herein; and

       WHEREAS, all acts and things necessary to make this amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

       NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements herein set forth, the parties hereby agree as follows:

       1. Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the Rights Agreement.

       2. Price.

       a. The second sentence of Section 4 of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

       Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates evidencing the Rights issued on the Record Date, whenever issued, shall be dated as of the Record Date and the Right Certificates evidencing Rights issued after the Record Date shall be dated as of the Record Date but also be dated to reflect the date of issuance of such Right Certificate and on their face Right Certificates shall entitle the holders thereof to purchase one one-hundredth of a share of Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price of $800.00 set forth therein, as the same may from time to time be adjusted as provided herein (the "Purchase Price").

       b. The first sentence of Section 7(b) of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows: "The Purchase Price shall initially be $800.00 for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right."

       c. For purposes of clarity, the term "Preferred Stock" for all purposes of the Rights Agreement refers to the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company.

       3. Exchange. In connection with the addition of an exchange provision to the Rights Agreement:

       a. The first sentence of Section 6(a) of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

       Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to
       Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 23 hereof) may be (a) transferred or (b) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.

       b. The second sentence of Section 7(a) of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

       The Rights may be exercised to purchase Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the shareholder services office of the Rights Agent in Milwaukee, Wisconsin, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the close of business on the earliest of (i) August 20, 2000 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
       Section 23 hereof, and (iii) the time at which such Rights are exchanged as provided in Section 23 hereof (such date being herein referred to as the "Expiration Date").

       c. The second sentence of Section 22 of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

       In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the

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



       exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

       d. The heading to Section 23 of the Rights Agreement is hereby amended effective as of the date hereof to read "Redemption; Exchange."

       e. Section 23 of the Rights Agreement is hereby amended effective as of the date hereof to add subsections (c), (d), (e), (f) and (g) which shall read in their entirety as follows:

              (c) The Board of Directors  of the Company may, at its option,  at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
       Section 11(a)(ii) hereof) for shares of Preferred Stock at an exchange ratio of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock of the Company then outstanding.

              (d) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (c) of this Section 23 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of one-hundredths of a share of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the one-hundredths of a share of

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

       Preferred Stock (or equivalent preferred stock) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

              (e) In any exchange pursuant to this Section 23, the Company, at its option, may substitute shares of Common Stock of the Company for some or all of the one-hundredths of a share of Preferred Stock exchangeable for Rights, at a rate as of February 18, 1999 of eight shares of Common Stock of the Company for each one one-hundredth of a share of Preferred Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the number of shares of Common Stock of the Company delivered in lieu of Preferred Stock shall have the same voting rights as one one-hundredth of a share of Preferred Stock.

              (f) In the event that there shall not be sufficient shares of Common Stock of the Company or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 23, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock of the Company or Preferred Stock for issuance upon exchange of the Rights.

              (g) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) or of Common Stock of the Company or to distribute certificates which evidence fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) or of Common Stock of the Company. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issued an amount in cash equal to the same fraction of the Current Market Price of one one-hundredth of a share of Preferred Stock or of a whole share of Common Stock of the Company, as the case may be. For the purposes of this paragraph (g), the Current Market Price of the Preferred Stock or of the Common Stock of the Company shall be based solely on the closing price of the relevant security (as determined pursuant to the third sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 23.

       f. The first and second sentences of the capitalized legend appearing on the first page of Exhibit B of the Rights Agreement are hereby amended effective as of the date hereof to read in their entirety as follows:

       NOT EXERCISABLE AFTER AUGUST 20, 2000 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND

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

       TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

       g. Exhibit B of the Rights Agreement is hereby amended effective as of the date hereof to insert a new paragraph thereto immediately preceding the paragraph thereof that begins with the words "No fractional shares" which new paragraph shall read in its entirety as follows:

              The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person's acquisition of 50% or more of the outstanding shares of common stock of the Company, exchange the Rights evidenced by the certificates for shares of Preferred Stock or shares of common stock of the Company at an exchange ratio as of February 18, 1999, of one one-hundredth of a share of Preferred Stock or eight shares of common stock of the Company, as the case may be, per Right, subject to adjustment, as provided in the Rights Agreement.

       4. Section 11(a)(ii). The first paragraph of Section 11(a)(ii) of the Rights Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

              (ii) Subject to Section 23 of this Agreement, in the event any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, then, except as provided in this
       Section 11, each holder of a Right shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of the then current Purchase Price, such number of one-hundredths of a share of Preferred Stock as shall equal the result obtained by (x) multiplying the Purchase Price for each one one-hundredth of a share of Preferred Stock issuable pursuant to the exercise of a Right as of the time immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product (such product, following such first occurrence, shall be referred to as the "Purchase Price" with respect to each Right for all purposes of this Rights Agreement) by (y) 50% of the then Current Market Price per one one-hundredth of a share of Preferred Stock on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

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

       5. The terms "Rights Agreement" and "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. 6. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

       7. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

       8. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all of the privileges and amenities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

       9. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Attest:                                      HARLEY-DAVIDSON, INC.


By: /s/ Gail A. Lione                        By: /s/ James L. Ziemer
Name: Gail A. Lione                          Name: James L. Ziemer
Title: Vice President, General Counsel       Title: Vice President and Chief
         and Secretary                               Financial Officer



Attest:                                      FIRSTAR BANK MILWAUKEE, N. A.


By: /s/ William Caruso                       By: /s/ Suzanne P. Norman Barnes
Name: William Caruso                         Name: Suzanne P. Norman Barnes
Title: Assistant Secretary                   Title: Vice President



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